CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269584 on Form S-6 of our report dated April 6, 2023, relating to the financial statements of FT 10650, comprising Dow(R) Target 5 2Q ‘23 - Term 7/9/24 (The Dow(R) Target 5 Portfolio, 2nd Quarter 2023 Series); Dow(R) Target Dvd. 2Q ‘23 - Term 7/9/24 (The Dow(R) Target Dividend Portfolio, 2nd Quarter 2023 Series); S&P Dvd. Aristocrats Target 25 2Q ‘23 - Term 7/9/24 (S&P Dividend Aristocrats Target 25 Portfolio, 2nd Quarter 2023 Series); S&P Target 24 2Q ‘23 - Term 7/9/24 (S&P Target 24 Portfolio, 2nd Quarter 2023 Series); S&P Target SMid 60 2Q ‘23 - Term 7/9/24 (S&P Target SMid 60 Portfolio, 2nd Quarter 2023 Series); Target Divsd. Dvd. 2Q ‘23 - Term 7/9/24 (Target Diversified Dividend Portfolio, 2nd Quarter 2023 Series); Target Focus 4 2Q ‘23 - Term 7/9/24 (Target Focus Four Portfolio, 2nd Quarter 2023 Series); Target Global Dvd. Leaders 2Q ‘23 - Term 7/9/24 (Target Global Dividend Leaders Portfolio, 2nd Quarter 2023 Series); Target Growth 2Q ‘23 - Term 7/9/24 (Target Growth Portfolio, 2nd Quarter 2023 Series); Target Triad 2Q ‘23 - Term 7/9/24 (Target Triad Portfolio, 2nd Quarter 2023 Series); Target VIP 2Q ‘23 - Term 7/9/24 (Target VIP Portfolio, 2nd Quarter 2023 Series); and Value Line(R) Target 25 2Q ‘23 - Term 7/9/24 (Value Line(R) Target 25 Portfolio, 2nd Quarter 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 6, 2023